Exhibit 99.2
Correction - AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER OF 2011

SAN MATEO, Calif., April 22, 2011 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions states a correction in the news release: “AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2011” issued yesterday, the third sentence of the first bullet of the financial highlights section should read, “Product division (product and services, maintenance and support) revenues were $1.3 million in the first quarter of 2011 and compare favorably with product division revenues of $0.6 million in 2010,” rather than, “Product revenues were $1.3 million in the first quarter of 2011 and compare favorably with product revenues of $0.6 million in 2010.”

About Avistar Communications Corporation

Avistar (AVSR.PK) delivers the industry’s most advanced and proven desktop videoconferencing capabilities to technology partners and end users worldwide. Many leading technology firms such as IBM, LifeSize, and Logitech choose Avistar’s modular software technology to power their unified communications solutions because it is a more flexible, efficient and smarter alternative. Avistar’s innovative software-only, fully virtualized and bandwidth managed technology solves major infrastructure and user challenges associated with enabling video communications between individual employees and/or teams throughout an organization. Companies across a wide variety of industries depend on Avistar’s desktop videoconferencing solutions for everyday business communications with deployments ranging in size from 30 to 35,000 users. To learn more about Avistar’s industrial, scalable and economical desktop videoconferencing technology, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding availability of funds under our line of credit, expansion of our product portfolio, the impact of our new products on our business, the future performance of our sales and distribution channels, the impact of changes in our pricing model, growth in our business and the videoconferencing industry, our ability to capture market share in the videoconferencing industry, future patent license royalty revenues and product revenues associated with our intellectual property and product businesses, and our positioning to emerge as a leader in the desktop visual communications industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the Company as of the date of the release, and the Company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of Adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "Adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of Adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe Adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

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Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 mtconway@att.net